Exhibit 99.1

L BRANDS REPORTS RECORD THIRD QUARTER 2015 EARNINGS

- PROVIDES FOURTH QUARTER AND RAISES FULL-YEAR
2015 EARNINGS GUIDANCE -

Columbus, Ohio, Nov. 18, 2015 - L Brands, Inc. (NYSE: LB) today reported 2015 third quarter results.

Third Quarter Results
Earnings per share for the third quarter ended Oct. 31, 2015, increased 25 percent to a record $0.55 compared to $0.44 for the quarter ended Nov. 1, 2014. Third quarter operating income increased 19 percent to $338.8 million compared to $284.1 million last year, and net income was $164.0 million compared to $131.8 million last year.

The company reported net sales of $2.482 billion for the quarter ended Oct. 31, 2015, an increase of 7 percent compared to net sales of $2.319 billion for the quarter ended Nov. 1, 2014. Comparable store sales increased 7 percent for the quarter ended Oct. 31, 2015.

Leslie H. Wexner, Chairman and CEO, commented, “We delivered record results in the third quarter.  Our brands are differentiated and have high emotional content and we continue to deliver new, compelling merchandise in an exciting in-store experience.  We remain focused on executing fundamentals and staying close to our customers.  We are pleased with our month-to-date performance and we are well-positioned for the most significant part of our year which is in front of us.”

2015 Outlook
The company stated that it expects 2015 fourth quarter earnings per share to be $1.85 to $1.95. The company raised its adjusted full-year earnings forecast to $3.69 to $3.79 per share from $3.58 to $3.73 previously, which incorporates the third quarter earnings beat to its previous forecast and increased fourth quarter interest expense of approximately $0.04 per share related to its recent $1 billion note issuance. The full-year guidance also includes the previously announced negative foreign exchange impact of approximately $0.12 per share.

Earnings Call Information
L Brands will conduct its third quarter earnings call at 9:00 a.m. Eastern on November 19. To listen, call 1-866-363-4673 (international dial-in number: 1-973-200-3978). For an audio replay, call 1-855-859-2056 (conference ID 33156271) (international replay number: 1-404-537-3406 (conference ID 33156271)) or log onto www.LB.com. Additional third quarter financial information is also available at www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 3,003 company-owned specialty stores in the United States, Canada and the United Kingdom, and its brands are sold in more than 700 additional noncompany-owned locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the third quarter earnings call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the third quarter earnings call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to maintain the security of customer, associate, supplier or company information;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the third quarter earnings call to reflect circumstances existing after the date of this press release or the third quarter earnings call or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2014 Annual Report on Form 10-K.
For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
THIRD QUARTER 2015

Comparable Store Sales Increase (Decrease):

	Third Quarter		Year-to-Date
	2015	2014	2015	2014

Victoria's Secret[1]	7%	3%	5%	3%
Bath & Body Works[1]	6%	7%	5%	4%
L Brands	7%	5%	5%	3%
Victoria's Secret Direct Sales	4%	2%	(2%)	0%

1 - Results include company-owned stores in the United States and Canada.

Total Sales (Millions):

	Third Quarter		Year-to-Date
	2015	2014	2015	2014

Victoria's Secret Stores[1]	$1,282.1	$1,177.6	$4,065.3	$3,785.9
Victoria's Secret Direct	285.4	274.7	992.5	1,015.4
Total Victoria's Secret	$1,567.5	$1,452.3	$5,057.8	$4,801.3
Bath & Body Works[1]	$637.2	$602.7	$1,863.2	$1,771.1
Bath & Body Works Direct	68.3	56.7	203.8	174.5
Total Bath & Body Works	$705.5	$659.4	$2,067.0	$1,945.6
VS & BBW International[2]	$92.8	$80.0	$273.0	$230.4
Other[3]	$115.8	$127.2	$361.0	$408.1
L Brands	$2,481.6	$2,318.9	$7,758.8	$7,385.4

1 - Results include company-owned stores in the United States and Canada.
2 - Results include retail sales from company-owned stores outside of the United States and Canada and royalty and wholesale sales associated with partner-operated stores.
3 - Results include La Senza, Henri Bendel and Mast external sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	1/31/15	Opened	Closed	10/31/15

Victoria's Secret U.S.	983	9	(3)	989
PINK U.S.	115	15	(3)	127
Victoria's Secret Canada	31	4	—	35
PINK Canada	10	—	—	10
Total Victoria's Secret	1,139	28	(6)	1,161

Bath & Body Works U.S.	1,558	19	(4)	1,573
Bath & Body Works Canada	88	10	—	98
Total Bath & Body Works	1,646	29	(4)	1,671

Victoria's Secret U.K.	8	—	—	8
PINK U.K.	2	—	—	2
Henri Bendel	29	—	—	29
La Senza Canada	145	1	(14)	132
Total L Brands Stores	2,969	58	(24)	3,003

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/31/15	Opened	Closed	at 10/31/15

Victoria's Secret Beauty & Accessories	290	57	(5)	342
Victoria's Secret	13	2	—	15
PINK	1	2	—	3
Bath & Body Works	80	32	(2)	110
La Senza	266	3	(37)	232
Total	650	96	(44)	702

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED OCTOBER 31, 2015 AND NOVEMBER 1, 2014
(Unaudited)
(In thousands except per share amounts)

	2015	2014
Net Sales	$2,481,575	$2,318,851
Costs of Goods Sold, Buying and Occupancy	(1,450,301)	(1,372,424)
Gross Profit	1,031,274	946,427
General, Administrative and Store Operating Expenses	(692,510)	(662,314)
Operating Income	338,764	284,113
Interest Expense	(78,862)	(80,344)
Other Income	(440)	701
Income Before Income Taxes	259,462	204,470
Provision for Income Taxes	95,431	72,662
Net Income	$164,031	$131,808

Net Income Per Diluted Share	$0.55	$0.44

Weighted Average Shares Outstanding	295,923	298,134

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTY-NINE WEEKS ENDED OCTOBER 31, 2015 AND NOVEMBER 1, 2014
(Unaudited)
(In thousands except per share amounts)

	2015	2014
Net Sales	$7,758,750	$7,385,392
Costs of Goods Sold, Buying and Occupancy	(4,557,673)	(4,412,513)
Gross Profit	3,201,077	2,972,879
General, Administrative and Store Operating Expenses	(2,087,546)	(1,976,712)
Operating Income	1,113,531	996,167
Interest Expense	(236,587)	(246,297)
Other Income	75,334	6,314
Income Before Income Taxes	952,278	756,184
Provision for Income Taxes	335,304	279,037
Net Income	$616,974	$477,147

Net Income Per Diluted Share	$2.08	$1.60

Weighted Average Shares Outstanding	297,326	297,600

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTY-NINE WEEKS ENDED OCTOBER 31, 2015 AND NOVEMBER 1, 2014
(Unaudited)
(In thousands except per share amounts)

	2015			2014
	Reported	Adjustments	Adjusted	Reported
Net Sales	$7,758,750	$—	$7,758,750	$7,385,392
Costs of Goods Sold, Buying and Occupancy	(4,557,673)	—	(4,557,673)	(4,412,513)
Gross Profit	3,201,077	—	3,201,077	2,972,879
General, Administrative and Store Operating Expenses	(2,087,546)	—	(2,087,546)	(1,976,712)
Operating Income	1,113,531	—	1,113,531	996,167
Interest Expense	(236,587)	—	(236,587)	(246,297)
Other Income	75,334	(78,057)	(2,723)	6,314
Income Before Income Taxes	952,278	(78,057)	874,221	756,184
Provision for Income Taxes	335,304	(9,079)	326,225	279,037
Net Income	$616,974	$(68,978)	$547,996	$477,147

Net Income Per Diluted Share	$2.08		$1.84	$1.60

Weighted Average Shares Outstanding	297,326		297,326	297,600

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND
RECONCILIATION OF ADJUSTED RESULTS
(Unaudited)

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:
Fiscal 2015
In the second and third quarters of 2015, there were no adjustments to results.
In the first quarter of 2015, adjusted results exclude the following:

•	A $78.1 million pre-tax gain ($69.0 million net of tax) included in other income, related to the sale of our remaining interest in the third-party apparel sourcing business.
Fiscal 2014
In the first, second and third quarters of 2014, there were no adjustments to results.
The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com